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                                                                    Exhibit 24.4


                           SPECIAL POWER OF ATTORNEY

The undersigned constitutes and appoints Scott A. Schuff and Michael R. Hill, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission by Schuff International, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

     DATED: Mar. 1, 2002.

                                            /s/ H. Wilson Sundt
                                            ------------------------------------
                                            Print Name:  H. Wilson Sundt
                                                         -----------------------


STATE OF   Arizona    )
                      )
COUNTY OF  Maricopa   )


On this 1st day of March, 2002, before me, the undersigned Notary Public, personally appeared H. Wilson Sundt, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                   /s/ Pamela Joy Kelley
                                                   -----------------------------
                                                           Notary Public

My Commission Expires:

March 19, 2005

S E A L

[NOTARY PUBLIC SEAL]